UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

Progress Software Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14 Oak Park

Bedford, Massachusetts 01730

(Address of principal executive offices, including zip code)

(781) 280-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 25, 2012, Progress Software Corporation (the “Company”) announced a new strategic plan. Under the new plan, the Company will combine its OpenEdge, DataDirect Connect and Apama Analytics and Decisions product lines into a single, cohesive offering and provide a next generation application development and deployment platforms in the Application Platform-as-a-Service (aPaaS) market.

In furtherance of the strategic plan, on April 23, 2012, the Company’s Board of Directors approved the divestiture of ten product lines and the commencement of certain operational restructuring initiatives to reduce annual costs. To execute these operational restructuring initiatives, the Company expects to reduce its global workforce by approximately 10 to15 percent. The Company expects to complete most of these workforce reductions during its second and third fiscal quarters of 2012, depending upon local legal requirements. These workforce reductions will occur in substantially all functional units and across substantially all geographies in which the Company operates. The Company also expects to consolidate offices in various locations. The Company may also incur restructuring costs in connection with the product line divestitures.

As of the date of the filing of this report, the Company is unable to estimate the aggregate charges it will incur in connection with these workforce reductions, office consolidations and product line divestitures. The Company will file an amendment to this report at such time as an estimate of such charges can be determined.

Item 7.01.	Regulation FD Disclosure

As described above under Item 2.05, on April 25, 2012, the Company announced a new strategic plan designed to enhance growth, profitability and shareholder value. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this report. In connection with the announcement, the Company prepared an investor presentation describing in greater detail the new strategic plan, including the new product vision, a description of core products and other information concerning the elements of the plan. A copy of this investor presentation is furnished as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1*	Press release issued by Progress Software Corporation, dated April 25, 2012

99.2*	Investor Presentation, dated April 25, 2012

*	Furnished herewith

This report and the exhibits furnished herewith contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s strategic plan and the expected timing for completion; the components of that plan including operational restructuring and product divestitures; and other statements regarding the future operation, direction and success of the Company’s business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (1) the Company’s ability to realize the expected benefits and cost savings from its strategic plan; (2) market acceptance of the Company’s strategic plan and product development initiatives; (3) disruption caused by implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, vendors and other business partners; (4) changes in the timing or amount of costs associated with the restructuring initiatives; and (5) the continuing weakness in the U.S. and international economies, which could result in fewer sales of the Company’s products and/or delays in the implementation of the Company’s strategic plan and may otherwise harm the Company’s business. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2011, as amended, and its Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2012. The Company undertakes no obligation to update any forward-looking statements, which speak only as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012	Progress Software Corporation

By:	/s/ Chris B. Andersen
Chris B. Andersen Vice President, Corporate Controller and Chief Accounting Officer